Exhibit 10

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 31st day of March, 2000 AMONG the PARTIES:

AMERICAN DIVERSIFIED GROUP, INC., a Corporation existing under the laws of the State of Nevada (hereinafter referred to as the "Purchaser"), and NCI TELECOM, INC., a corporation existing under the laws of the State of Missouri (hereinafter "NCI") and the shareholders of NCI (hereinafter collectively referred to as "Sellers" as defined below).

WHEREAS, on the terms and subject to the conditions hereinafter set forth, the Purchaser wishes to Purchase and acquire from Sellers and Sellers wish to sell, assign and transfer to the Purchaser the Purchased Shares;

NOW THEREFORE in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each of the Parties hereto), the Sellers and the Purchaser, covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.1 Defined Terms: For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Act" means the, Business Corporations Act (Nevada) as in effect on the date hereof;

"Affiliate" has the meaning attributed to that term in the Act;

"Agreement" means this agreement together with any and all amendments made pursuant to the provisions hereof and "hereof" and "hereto" shall have corresponding meanings;

"Annual Financial Statements" means the unaudited financial statement of NCI as, at and for the financial year ended 1999, consisting of a balance sheet, income statement, statement of retained earnings and changes in financial position, a copy of which is annexed hereto as Schedule 1.1(A);

"Arm’s Length" has the meaning attributed thereto in the Income Tax Act;

"Associate" has the meaning attributed to that term in the Act;

"Business" means the business currently and heretofore carried on by NCI and the carrying on of various ancillary or related activities thereto;

"Business Day" means any day other than a Saturday or a Sunday or a statutory holiday in the United States;

"Closing Certificates" has the meaning set out in Subsection 5.1(a);

"Closing Date" means March 31, 2000 or such other date by agreement in writing by Seller and the Purchaser;

"Contract" means any agreement, indenture, contract, lease, deed of trust, option, instrument or other commitment, whether written or oral;

"Corporation" means NCI Telecom, Inc., a corporation existing under the laws of the State of Missouri;

"Encumbrance" means any encumbrance, lien, charge, hypothecate, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

"Escrow Agent" means Purchaser’s Counsel or such othe affiliated person Purchaser may appoint from time to time;

"Escrow Agreement" means the Agreement pursuant to which the Payment Shares are held by the Escrow Agent;

"Financial Statements" means the Annual Financial Statements and the Interim Financial Statements of NCI;

"GAAP" means generally accepted accounting principles that have been established in the United States; including those approved from time to time by the American Institute of Certified Public Accountants (AICPA) or other appropriate body;

"NCI" means NCI surviving after closing;

"Indemnified Party" has the meaning set out in Section 9;

"Indemnifying Party" has the meaning set out in Section 9;

"Interim Financial Statements" means the unaudited financial statements of NCI for the period ended March 31, 2000 consisting of a balance sheet, income statement and changes in financial position, a copy of which is annexed hereto or Schedule 1.1B;

"Knowledge" means the knowledge any of Sellers, has or had after having made a good faith effort to ascertain the fact in question pursuant to an inquiry directed to any such officers, directors, shareholders, supervisors and advisors of NCI or their respective attorneys, the Sellers, as would be reasonably likely to have information relating to the fact in question.;

"Leased Property" has the meaning set out in Section 3.12;

"Leases" has the meaning set out in Section 3.12;

"Licenses" has the meaning set out in Section 3.19;

"Losses" means in respect of any matter, all claims, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly, any consequence of or as a result of such matter;

"Party or Parties" means the signers of this Agreement;

"Payment Shares" has the meaning set out in Section 2.3;

"Person" or "Persons" means an individual, trust, partnership, association, syndicate, corporation, or any other incorporated or unincorporated organization or entity;

"Purchase Price" has the meaning set out in Section 2.2;

"Purchased Shares" has the meaning set out in Section 3.3;

"Purchaser’s Counsel" means; the attorney identified in Section 11.2;

"Record Date" means the date on which the value of the Payment Shares is set;

"Securities Act" means the Securities Act of 1933, as amended;

"Tax Act" means the Internal Revenue Code as amended from time to time;

"The ’34 Act" means the Securities Exchange Act of 1934;

"Time of Closing" means 9.00 a.m, (Miami time) on the Closing Date, or such other time on the Closing Date as Seller and the Purchaser may mutually determine;

"Sellers" means the current shareholders of NCI, and those persons who have a right to acquire any equity interest or shares of NCI , under agreement or arrangement as set forth below.

1.2 Sections and Headings: The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a Schedule refers to the specified section of or Schedule to this Agreement. The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

1.3 Number and Gender: In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders.

1.4 Schedules and Exhibits: The following Schedules are attached to and form part of this

Agreement:

Schedule 1.lA - Annual Financial Statements

Schedule 1.1B - Interim Financial Statements

Schedule 2.3 - Escrow Agreement

Schedule 3.5 - Share Ownership

Schedule 3.12 - Leased Real Property

Schedule 3.15 - Intellectual Property

Schedule 3.16 - Insurance Policies

Schedule 3.18 - Contracts

Schedule 3.19 - Licenses and Permits; Compliance

Schedule 3.20 - Third Party Consents

Schedule 3.24 - Absence of Changes

Schedule 3.25 - Taxes

Schedule 3.26 - Litigation

Schedule 3.28 - Accountants and Attorneys

Schedule 3.29 - Directors and Officers

Schedule 3.30 - Related Party Transactions

Schedule 6.6 - Non-Competition/Non-Solicitation Agreement

ARTICLE II

PURCHASE AND SALE OF PURCHASED SHARES

2.1 Purchase and Sale of Purchased Shares. On the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Sellers and the Sellers hereby agrees to sell to the Purchaser at the Time of Closing one hundred (100%) percent of all authorized and/or issued of the common shares of NCI.

2.2 Purchase Price: The aggregate purchase price payable by the Purchaser for the Purchased Shares shall be Two Hundred (200,000) Thousand shares of the common stock of the Purchaser, which shares shall bear a restrictive legend reflecting that the shares, defined as Payment Shares in Section 2.3 below, have not been registered under the Securities Act and shall have the same voting and other rights applicable to the Purchasers presently issued and outstanding shares provided however at any time prior to the Satisfaction of the Purchase Price as provided for in Section 2.3 below Purchaser shall take the action necessary to file a registration statement under SB –1 or SB –2 to register any other shares of common stock of the Purchaser, the Payment Shares shall have "Piggy Back" registration rights as that term is defined in the Securities Act. The Purchase price is subject to certain adjustments as follows: as necessary in accordance with the results of an independent evaluation presently being conducted at the request and expense of the Purchaser as provided for below.

2.3 Satisfaction of Purchase Price: On the Closing Date the Purchaser shall deliver to the Escrow Agent share certificates representing Two Hundred (200,000) Thousand shares of the common stock, with legend, defined herein as "Payment Shares" registered in the name of each of the Sellers or as they may otherwise in writing direct. The Escrow Agent shall hold such Payment Shares in escrow and release such Payment Shares to the Sellers in accordance with the terms of the Escrow Agreement, a copy of which is annexed as Schedule 2.3;

2.4 Final Statement:

(a) The Sellers shall cause the accountants of NCI (the "NCI’s Independent Public Accountants") within ten (10) days prior to the Closing Date, at the Seller’s expense, to prepare and finalize a balance sheet (the "Final Balance Sheet") for NCI prepared as at the Time of Closing and a final income statement for the 1999 fiscal year and the period ended March 31, 2000 or such later date as the parties may agree (the "Final Income Statement").

    The Final Balance Sheet and Final Income Statement shall be certified by the Sellers’s Accountants as part of the Financial Statements of NCI as being prepared in accordance with GAAP and the past accounting practices of NCI as being accurate and complete and present fairly, in all material respects, the financial position of NCI at such date and for such periods.

(c) The Purchaser’ s Auditors, at Purchaser’s expense, shall be permitted to review and audit the Final Balance Sheet and Final Income Statement, together with all working papers, books of account and other documents relating to NCI relevant to the preparation of the Final Balance Sheet and Final Income Statement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

    3.1 Organization: NCI is duly incorporated and organized and validly existing in accordance with the laws of Missouri, is up to date in all filings required under those jurisdictions in which it carries on business and has the corporate power to own or lease its property, and to carry on the Business as now being conducted by it and to perform its obligations hereunder. NCI is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary. Specific reference is made to the dislcosure by NCI in Schedules 3.12 and 3.19.
    3.2 Authorization: This Agreement has been duly authorized, executed and delivered by Sellers, and is a legal, valid and binding obligation of Sellers. It is enforceable against Sellers, by the Purchaser, in accordance with its terms, subject however to limitation with respect to bankruptcy or other laws generally affecting creditors’ rights and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

3.3 Authorized and Issued Capital: The authorized and issued capital of NCI consists of three hundred (300), of which three hundred (300), (the "Purchased Shares") and no more are issued and outstanding. All of the issued and outstanding shares of NCI are fully paid and non-assessable and are owned by the Sellers.

3.4 No Other Agreements to Purchase or Options: No Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of NCI or any of the assets other than purchases in the ordinary course of business of NCI. No Person has any agreement or option or any right capable of becoming an agreement for the purchase of the Purchased Shares.

3.5Ownership of Purchased Shares: Sellers are and will at the Time of Closing be the beneficial owners and the owners of record of the Purchased Shares in the amounts indicated on Schedule 3.5 and will at the Time of Closing hold such Purchased Shares with good and marketable title thereto, free and clear of all Encumbrances. None of the Purchased Shares are subject to any shareholder agreement , voting trust or other voting agreement or any other agreement that contains any other restrictive provisions. There is not pending any known suit, action or other legal proceeding to restrict or prevent the Seller from transferring the Purchased Shares to the Purchaser.

3.6 No Subsidiaries: NCI does not own or have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any Person, and NCI does not have any agreements to acquire or lease any other business operations.

3.7 No Violation: The execution and delivery of this Agreement by the Seller, and the consummation of the transactions herein provided for:

(a) will not result in the breach or violation of any of the provisions of, or constitute a default under or would with the passage of time or the giving of notice or both or otherwise constitute a default under, or conflict with or cause die acceleration of any obligation of the Seller or NCI under or result in the cancellation of:

    any Contract to which the Seller or NCI is a party or by which either of them is, or any of their properties are, bound;
    any provision of the compliance documents, by-laws or resolutions of the board of directors (or any committee thereof) of NCI;
    any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Seller or NCI;
    any licenses, permits, approvals, consent or authorization held by the Seller or NCI or necessary to the ownership of the Purchased Shares or the operation of the Business; or

(v) any applicable law, statute, ordinance, regulation or rule;

    will not result in the creation or imposition of any Encumbrance on any of the Purchased Shares or any of the property or assets of NCI; or

(c) will not require the consent, authorization or approval of any person (whether pursuant to any law, agreement, statute, lease or otherwise) in addition to those described in Schedule 3.20.

3.8 Business of NCI: The Business is the only business operation carried on by NCI and the property and assets owned or leased by NCI are sufficient to carry on the Business substantially in the manner heretofore conducted. All of the property and assets owned or leased and used by NCI and required in order to operate the Business substantially in the manner heretofore conducted are in good operating condition and are in a state of repair and maintenance which will permit the Business to be carried on substantially in the manner heretofore conducted.

3.9 Title to Personal and Other Property: NCI beneficially owns, or has a valid leasehold interest in, all property and assets used by it in the Business.

3.10 Real Property: NCI does not now own and has never owned and has not entered into any agreement to acquire any real property.

3.11 Property on Leased Property: Except as disclosed in Schedule 3.12, all buildings, structures, improvements and appurtenances situated on the Leased Property and all material components of the fixtures, plumbing, heating, electrical, drainage, air conditioning and cooling systems situated therein are to the Seller’s knowledge in good operating condition and in a state of maintenance and repair which makes them suitable for the purposes for which they are currently being used and NCI has adequate rights of ingress and egress for the operation of the Business in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state, provincial or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others.

3.12 Real Property Lease: Schedule 3.12 sets forth a municipal address of all real property leased by NCI (the "Leased Property"). NCI is not a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lessee, other than the lease (the "Lease") annexed hereto as Schedule 3.12 relating to the Leased Property. The Lease is in good standing and in full force and effect without amendment thereto, and neither NCI nor any other party thereto is in breach of any monetary obligations or any other material covenants, conditions or obligations contained therein. No state of facts exist which, after notice or lapse of time or both or otherwise would result in a breach or default under any of the material the terms of any of the lease. NCI has not received from its landlord within the twelve (12) month period prior to the date of this Agreement any notices of monetary or material default under the Lease.

3.13Inventories: The inventories of NCI, to the best of the knowledge, information and belief of the Seller, do not include any material items that are slow moving, below standard quality or of a quality or quantity not usable or saleable in the normal course of business.

3.14 Accounts Receivable: Subject to an allowance for doubtful accounts that has been reflected on the books of NCI in accordance with GAAP, all accounts receivable, book debts and other debts due or accruing to NCI have been bona fide created in the ordinary course of business and are collectable without set-off or counterclaim.

3.15 Insurance: NCI has its property and assets insured on a reasonable basis against loss or damage and such insurance coverage will be continued in full force and effect to and including the Time of Closing. Schedule 3.16 sets out all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance and the policy number) maintained by NCI on its property and assets or personnel as of the date hereof NCI is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion.

3.16 Books of Account: The books of account and financial records of NCI fairly and correctly set out and disclose in all material respects the current financial position of NCI. All transactions involving NCI have been accurately recorded in its books and records in all material respects.

3.17 Section 3.17 is left blank intentionally.

3.18 Agreements and Commitments: Schedule 3.18 is a complete and accurate list of all Contracts pertaining to the Business or entered into by NCI. Except as described in Schedule 3.18, NCI is not a party to or bound by any Contract relating to the property, assets, Business or operations of NCI. NCI has performed all of the obligations required to be performed by it under such Contracts and is entitled to all benefits thereunder, and is not in default or alleged to be in default in respect of, any Contract in good standing and in full force and effect, without amendment thereto, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the aforesaid Contracts. NCI has not received within the twelve (12) month period prior to the date of this Agreement any notice of default of any term or obligation of any Contract to the Seller’s Knowledge, no other party to any Contract is in default thereunder. Except as described in Schedule 3.18, NCI is not a party to or bound by:

(a) any collective bargaining agreement or other Contract with any labor union;

(b) any Contract for purchase of materials, supplies, equipment, inventory, services or assets involving more than Ten Thousand ($10,000) Dollars in respect of any one Contract;

(c) any trust indenture, mortgage, promissory note, loan agreement, security agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles except as set out in Schedule 3.19;

(d) any Contract for capital expenditures in excess of Ten Thousand ($10,000) Dollars in the aggregate;

(e) any Contract pursuant to which NCI is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

(f) any confidentiality, secrecy or non-disclosure Contract relating to any proprietary or confidential information or any non-competition or similar contract;

(g) any material license, franchise or royalty agreement that relates in whole or in part to any intellectual property;

(h) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

(i) any Contract that expires, or may expire if the same is renewed or extended at he option of any Person other than NCI which is a signatory thereto, more than one year after the date of this Agreement.

Seller has delivered to the Purchaser a true and complete copy of each Contract listed or described in Schedule 3.12 or Schedule 3.19.

19. Compliance with Laws; Governmental Authorization: NCI has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Business or NCI, and is now conducting the Business in compliance in all material respects with all such statutes, laws, ordinances, regulations, rules, judgments, decrees or orders. Schedule 3.19 sets out a complete and accurate list of all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "Licenses") held by or granted to NCI and there are no other licenses, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business or to own or lease any of the property or assets utilized by NCI. Each License is valid, subsisting and in good standing and NCI is not in default or breach of any License and no proceeding is pending or to the Seller’s Knowledge threatened to revoke or limit any License. No notices have been received by NCI within the twelve month period prior to the date of this Agreement that the Business is not being conducted or that any of the property or assets of NCI is not being used in compliance with all applicable laws, by-laws, orders and regulations.

3.20 Consents and Approvals: There is no requirement to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement. There is no requirement under any Contract relating to the Business or of NCI to which either the Seller or NCI is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals described in Schedule 3.20.

3.21 Financial Statements: The Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the assets, liabilities (actual, contingent or otherwise) and financial condition of NCI as at the respective dates of the Financial Statements and the sales, earnings and results of operations of NCI for the respective periods covered by the Financial Statements.

3.22 Liabilities of NCI: NCI does not have any liabilities, direct or indirect, accrued, absolute, contingent or otherwise and to the Seller’s Knowledge, there is no basis for assertion against NCI of any such liabilities other than:

    liabilities disclosed or reflected in or provided for in the Financial Statements;

(b) liabilities incurred since the date of the Financial Statements which were incurred in the ordinary course of the Business; and

(c) other liabilities disclosed in this Agreement or in the Schedules attached hereto.

23. Partnerships or Joint Ventures: NCI is not a partner or participant in any partnership,

joint venture, profit-sharing arrangement or other association of any kind and NCI is not a party to any agreement under which it agrees to carry on any part of the Business or any other activity in such manner or by which it agrees to share any revenue or profit with any other Person other than as disclosed in this Agreement or in the Schedules attached hereto.

3.24 Absence of Changes: Since April 1, 2000, NCI, except as described in Schedule 3.24, has carried on the Business and conducted its operations and affairs in the ordinary and normal course consistent with past practice and there has not been:

    any material change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of NCI;

(b) any material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of NCI;

(c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of NCI or any direct or indirect redemption, purchase or other acquisition of any such shares;

(d) any issuance or sale by NCI or any Contract entered into by NCI, for the issuance or sale by NCI, of any shares in the capital of or securities convertible into or exercisable for shares in the capital of NCI;

(e) any capital expenditures or commitments of NCI in excess of Ten Thousand ($10,000) Dollars in the aggregate;

(f) any change in the accounting or tax practices followed by NCI;

(g) any change adopted in the depreciation or amortization policies or rates used by NCI;

    (h) any labor disruptions;

(i) any write-off as uncollectable of any accounts or notes receivable or any portion thereof of NCI in amounts exceeding Ten Thousand ($10,000) Dollars in each instance or Twenty-Five Thousand ($25,000) Dollars in the aggregate;

    any increase in the compensation (including without limitation any increase pursuant to any employee plan or commitment) or bonus payable to any officer, employee, consultant or agent thereof or the execution of any employment contract with any officer or employee, or the making of any loan to any officer, employee, consultant or director of NCI;

(k) any payments made, authorized or declared by NCI to any of its officers, directors and employees, except in the ordinary course of business and at regular rates of salary or remuneration payable to such person;

(l) any change in NCI other than as previously disclosed in this Agreement or the Schedules thereto.

3.25 Taxes:

    For purposes of this Section 3.25, the term "Governmental Charges" means and includes all taxes, including without limitation, income taxes, excise taxes, sales taxes, value added taxes, transfer taxes, property taxes, capital taxes, customs and import duties, payroll taxes and other charges, together with all penalties interest and fines with respect thereto, payable to any federal, state, provincial municipal, local or other government or governmental agency, authority, board, bureau or commission domestic or foreign;

(b) NCI has paid all Governmental Charges which are due and payable by it on or before the date hereof, if any. NCI has duly filed all returns, declarations, reports and other documents of any kind for Governmental Charges (the "Returns") required to be filed by it, if any, in a timely manner. NCI has made adequate provision for Governmental Charges payable by it for the current period and any previous period for which Returns are not yet required to be filed. The information shown on all such Returns, if any, is true, accurate and complete in all material respects and there are no additional assessments, reassessments or proposals to re-assess, actions, suits, proceedings, investigations, inquiries, audits or claims now ongoing or pending or, to the Seller’s knowledge, threatened against NCI in respect of Governmental Charges or any discussions ongoing with any governmental authorities relating to Governmental Charges and to the Seller’s Knowledge, there is not any reason that any such actions, audits or investigations would be commenced against NCI;

(c) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Returns by, or payment of any Governmental Charges or deficiency against NCI; and

(d) NCI is in compliance in all respects with all registrations, reporting and remittance obligations in respect of all state and federal sales tax legislation.

26. Litigation. There are no known actions, suits or proceedings (whether or not reportedly on behalf of NCI) pending to the Sellers’ Knowledge, or, to the best of Seller’Knowledge, threatened against, involving or affecting NCI at law or in equity, or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. There are no judgments or executions outstanding against NCI.

3.27 Minute Books: The minute books of NCI contain accurate and complete copies of its compliance documents, which documents include, without limitation, Articles of Incorporation and any and all Articles of Amendment. There are outstanding no applications or filings which would alter in any way the compliance documents or corporate status of any of NCI. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of NCI except as are contained in the minute books thereof. The corporate records of NCI have been maintained in all material respects in accordance with all applicable statutory requirements and are complete and accurate in all material respects.

3.28 Accounts and Attorneys: Schedule 3.28 sets forth a true and complete list showing:

    the name of each bank, trust company or similar institution in which NCI has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and
    the name of each person, firm, corporation or business organization holding a general or special power of attorney from NCI and a summary of the terms thereof,

3.29 Directors and Officers: Schedule 3.29 sets forth the names and titles of all the officers and directors of NCI.

3.30 Non-Arm’s Length Transactions: NCI has not, since its date of incorporation, made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other Person not dealing at Arm’s Length with NCI, except as disclosed in the Annual Financial Statements, Interim Financial Statements, or as disclosed in Schedule 3.30. Except for ordinary course of NCI’s business, customer and employee relationships with usual terms, except as disclosed in Schedule 3.30, NCI is not a party to any Contract with Seller or any officer, director, employee, shareholder or any other Person not dealing at Arm’s Length with NCI. Except as disclosed in the Financial Statements, NCI is not indebted to the Seller or any Associate of the Seller or to any Person not dealing at Arm’s Length with the Seller or NCI.

3.31 Employee Accruals: All accruals for premiums for unemployment insurance, health premiums, F.I.C.A. premiums, accrued wages, bonuses, salaries and commissions and employee benefit plan payments for NCI, if any, have been reflected in the books and records of NCI.

3.32 Status of Seller and Corporation: Neither any Seller nor NCI is insolvent, nor has either of them committed an act of bankruptcy, proposed a compromise or arrangement to its or their creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, as the case may be, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrance or receiver take possession of any of its property, had any execution or distress become enforceable or levied upon any of its property or had any petition for a receiving order in bankruptcy filed against it.

3.33 General: No representation or warranty made by the Seller in this Agreement or any statements made in any schedules, certificates or other documents furnished pursuant to this Agreement or the negotiations leading thereto contains any untrue statement of a material fact. Seller has no information or knowledge of any material facts relating to NCI’s or the Business which are not disclosed in this Agreement or the Schedules hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to Seller as follows and acknowledges and confirms that Seller are relying on such representations and warranties in connection with the sale by Seller of the Purchased Shares:

4.1 Organization of Purchaser: The Purchaser is a corporation validly existing under the law of the State of Nevada and it has the corporate power to enter into and perform its obligations pursuant to this Agreement.

4.2 Authorization by Purchaser: This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Seller in accordance with its terms subject however to limitation with respect to bankruptcy or other laws generally affecting creditor’s rights and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

4.3Consents and Approvals: There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement. There is no requirement under any Contract relating to this transaction to which Purchaser is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactionsontemplated by this Agreement except for the notifications, consents and approvals described in Schedule 4.3. However, it is expressly understood by the Sellers that the Purchaser is a reporting Company under the ’34 Act and must duly disclose that transaction conetmplated by this Agreement and must file the Annual Fiancial Statements and Interim Financial Statements of NCI, on a consolidated basis, with the Purchaser’s quarterly and annual reports filed with the Securities and Exchange Commission under the ’34 Act and as part of any registration statements to be filed under the Act.

4.4 Untrue Statements: No representation or warranty made by the Purchaser in this Agreement or any statement made in any Schedules, certificates or other documents furnished pursuant to this Agreement or the negotiations leading thereto, including any reports filed by the Purchaser under the ’34 Act, contains any untrue statement of a material fact.

4.5 No Suits: Except as described in 3.16, or in any report filed under the ’34 Act, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Purchaser) pending the the Purchaser’s Knowledgeor, to the best of Purchaser’s Knowledge, threatened against, involving or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board.

4.6 Compliance with Laws; Governmental Authorization: Purchaser has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to it, and is now conducting its business in compliance in all material respects with all such statutes, laws, ordinances, regulations, rules, judgments, decrees or orders. Purchaser has complied with all reporting requirements it has as a public company under the ’34 Act. Purchaser is valid, subsisting and in good standing as a public company, is not in default or breach of any filing or reporting requirement, and no proceeding is pending or to the Purchaser’s Knowledge threatened to revoke, suspend or impede in any way the free trading of its common stock on the NASDAQ OTC Bulletin Board or limit any offering, subject to the requirement that any offering must be made in compliance with the registration requirements of the Securities Act or the exemptions therefrom. No notices have been received by Purchaser within the twelve month period prior to the date of this Agreement that the business is not being conducted in compliance with all applicable laws, by-laws, orders and regulations.

ARTICLE V

SURVIVAL OF COVENANTS, REPRESENTATONS AND WARRANTIES

5.1 Survival of Representations and Warranties of the Seller Sellers: The representations and warranties of the Seller Sellers contained in this Agreement and any agreement, instrument certificate or other document executed and delivered pursuant hereto shall survive the closing of the transactions contemplated hereby and, notwithstanding the Closing and any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser until the day which is thirty-six (36) months, following the Closing Date, except that:

(a) the representations and warranties set out in sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.31 (and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Subsection 7.1(a) (the "Closing Certificates"’) shall survive and continue in full force and effect without limitation of time;

(b) the representations and warranties set out in Section 3.25 (and the corresponding representations and warranties set out in the Closing Certificates) shall survive the closing of the transactions contemplated hereby and continue in full force and effect until, brut not beyond three months following the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Governmental Charges under applicable legislation in respect of any taxation year to which such representations and warranties extend could be issued under such legislation to NCI or to the Seller, provided that if following the Closing Date NCI files any waiver or other document extending such period, such representations and warranties shall only continue until but not beyond the period they would otherwise have continued for hereunder if such waiver or other document had not been filed;

(c) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

5.2 Survival of Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in this Agreement and any agreement, instrument, certificate or other document executed and delivered pursuant hereto, shall survive the closing of the transactions contemplated hereby and, notwithstanding the Closing and any investigation made by or on behalf of the Seller, shall continue in full force and effect for the benefit of the Seller until the day which is thirty-six (36) months following the Closing Date.

5.3 Survival of Covenants: The covenants of the Seller and the Purchaser set forth in this Agreement shall survive the completion of the transactions herein contemplated and, notwithstanding such completion, shall continue in full force and effect for the benefit of the other parties in accordance with the terms thereof.

ARTICLE VI

COVENANTS

6.1 Access to NCI: Seller shall forthwith make available to the Purchaser and its authorized attorneys, independent public accountants, advisors and other representatives and, if requested by the Purchaser, provide a copy to the Purchaser and such other persons of, all title documents, minute books, share certificate books, share registers, plans, reports, licenses, orders, permit books of account, accounting records, Annual Financial Statements and Interim Financial Statements, and all other documents, information or data relating to NCI and the Business. Seller and NCI shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Business and the property, assets, undertaking, records and documents of NCI. At the request of the, Purchaser, Seller shall execute, or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the Business and any property of NCI or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of NCI maintained by governmental or other public authorities. The exercise of any rights of inspection by or on behalf of the Purchaser under this Section 6.1 shall not mitigate or otherwise affect the representations and warranties of Seller hereunder, which shall continue in full force and affect as provided in Section 5.1.

6.2 Delivery of Books and Records.- At the Time of Closing the Seller shall deliver to the Purchaser all of the books and records of and relating to NCI and the Business. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Seller or its authorized representatives reasonable access thereto in connection with the affairs of the Seller relating to its matters, but the Purchaser shall not be responsible or liable to Seller for or as a result of any accidental loss or destruction of or damage to any such books or records.

6.3 Seller’ Conduct Prior to Closing: Without in any way limiting any other obligations of the Seller Sellers hereunder during the period from the date hereof to the Time of Closing (the "Interim Period"):

(a) Conduct Business in the Ordinary Course. Seller shall cause NCI to conduct the Business and the operations and affairs of NCI only in the ordinary and normal course of business consistent with past practice, and the Seller shall not, without the prior written consent of the Purchaser or as provided for herein, enter into any transaction or retain from doing any action that would constitute a breach of any representation, warranty, covenant or other obligation of the Seller contained herein and the Seller shall use their best efforts to ensure that such representations and warranties remain true and correct in all material respects during the Interim Period, and provided further that the Seller shall not enter into or amend and shall ensure that there are not any amendments to any Contracts with respect to NCI including without limitation, any customers or suppliers, without the consent of the Purchaser, which consent shall not be unreasonably withheld;

(b) Regulatory Consents. Seller shall obtain or cause NCI to obtain at or prior to the Time of Closing (either unconditionally or subject to no conditions unacceptable to the Seller, in its absolute discretion), from all appropriate federal, provincial, state, municipal or other governmental or regulatory bodies, the licenses, permits, consents, approvals, certificates, registrations and authorizations described in Schedule 3.20;

(c) Contractual Consents. Seller shall give or obtain or cause NCI to give or obtain the notices, consents and approvals described in Schedule 3.20;

    (d)Preserve Goodwill. Seller shall preserve, and cause NCI to preserve intact the Business and the property, assets, operations and affairs of NCI and to carry on the Business and the affairs of NCI as currently conducted, and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with NCI;

(e) Discharge Liabilities. Seller shall cause NCI to pay and discharge the liabilities of NCI in the ordinary course in accordance and consistent with the previous practice of NCI, except those contested in good faith by NCI;

(f) Corporate Action. Seller shall take and cause NCI to take all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to complete the transfer of the Purchased Shares to the Purchaser and to cause all necessary meetings of directors and shareholders of Seller and NCI to be held, with a representative of Purchaser in attendance, for such purposes;

(g) Reasonable Efforts. Seller shall use their best efforts to satisfy the conditions contained in Section 7.1.

(h) Restricted Actions. Seller shall not permit NCI to:

(i) incur any indebtedness, obligations or liability or make any payment in respect thereof except in the ordinary course of business, and in no event shall Sellers permit NCI to incur any indebtedness, obligation or liability or make any payment which shall exceedTen Thousand ($10,00) Dollars, without the prior written consent of Purchaser;

(ii) acquire, or agree to acquire additional assets (except in the ordinary course of business) and in no event shall Sellers permit NCI to aquire or agree to acquire any additional asset which shall exceed Ten Thousand ($10,000) Dollars, without the prior written consent of Purchaser;

    enter into any contracts, commitments or transactions pertaining to the Business, except, unless otherwise provided in this Agreement, in the ordinary course of business provided that for the purposes of this subsection the ordinary course of business shall not exceed Ten Thousand ($10,000) Dollars, in the aggregate;
    increase the wages or salaries or any other form of remuneration, direct or indirect, of any of the employees of the Business, without the prior written approval of the Purchaser; or

(v) except as herein otherwise provided, sell, agree to sell or otherwise dispose of any of the assets of NCI (other than items of inventory sold in the ordinary course of business).

6.4 Purchaser’s Conduct Prior to Closing: Without in any way limiting any other obligations of the Purchaser hereunder, during the Interim Period:

(a) Regulatory Consents. The Purchaser shall obtain, at or prior to the Time of Closing, from all appropriate regulatory bodies, the licenses, permits, certificates, registrations, authorizations, consents and approvals; and

(b) Reasonable Efforts. The Purchaser shall use its best efforts to satisfy the conditions contained in Section 7.2.

    Delivery of Closing Documentation of the Seller and NCI: Seller shall deliver to the

Purchaser a certificate of status and a copy, certified by a senior officer and attested to by the secretary of NCI, respectively, dated as of the Closing Date, of the compliance documents, articles of incorporation and any amendments thereto and by-laws of NCI and any documents to be provided by it pursuant to the provisions hereof. Seller shall also execute and deliver or cause to be executed and delivered to the Purchaser a copy of such other documents relevant to the closing of the transaction contemplated hereby as the Purchaser, acting reasonably, may request.

6.6 Additional Covenants of Seller: Seller shall, on or before the Time of Closing:

(a) provide the Purchaser with a favorable opinion of the Seller’ Counsel in form satisfactory to the Purchaser’s Counsel;

(b) execute and deliver to the Purchaser, in a form satisfactory to the Purchaser, a release of any and all claims the Seller and their Associates may have against NCI save and except for such claims as are set out in this Agreement or the Schedules thereto;

(c) deliver the corporate seal, minute book or minute books and any and all documents, records, books, instruments and agreements of or pertaining to NCI or the Business; and

(d) execute and deliver to the Purchaser by any departing Associate, the Non Circumvention-Non Disclosure agreements in the form attached hereto as Schedule 6.6(d).

6.7 Delivery of Closing Documentation of the Purchaser. The Purchaser shall deliver to the Seller a certificate of status and a copy, certified by a senior officer of the Purchaser, and attested to by the secretary of Purchaser, dated as of the Closing Date, of its articles of incorporation and amendments thereto, and by-laws and of the resolution authorizing the execution, delivery and performance by the Purchaser of this Agreement and any documents to be provided by it pursuant to the provisions hereof. The Purchaser shall also execute and deliver or cause to be executed and delivered a copy of each of such other documents relevant to the closing of the transaction contemplated hereby as the Seller, acting reasonably, may request. Sellers acknowledge that prior to the execution of this Agreement, Sellers had reasonable access to copies of all public filings and reports of Purchaser under the ’34 Act, and acknowledge that their professional representatives have had the opportunity to review the same, and further, that Sellers and their professional representatives have knowledge of the material facts and disclosures contained in such ’34 Act reports and filings.

6.8 Default: Each Party hereto shall give notice to the other of any default of any provision of this Agreement by the other Party or any breaches of representations and warranties of the other Party to this Agreement, promptly upon becoming aware thereof.

ARTICLE VII

CONDITIONS OF CLOSING

7.1 Conditions of Closing in Favor of the Purchaser: The sale and purchase of the

Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:

(a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all respects at the time of Closing, with the same force and effect as if such representations and warranties when made at and as of such time, and a certificate of each of the Seller dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

(b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller at or before the Time of Closing shall have been complied with or performed in all respects (each and every one of which is hereby deemed to be a condition of closing) and a certificate of the Seller dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Purchaser, acting reasonably;

(c) Regulatory Consents. There shall have been obtained, from all appropriate federal, state, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as:

(i) are required to be obtained by the Seller to permit the change of ownership of the Purchased Shares contemplated hereby and to complete the transactions provided for herein including, without limitation, in each case in form and substance satisfactory to the Purchaser acting reasonably; and

(ii) are required to be obtained by the Purchaser, including without limitation, in each case in form and substance satisfactory to the Purchaser acting reasonably.

(d) Contractual Consents. Seller shall have obtained in a form satisfactory to the Purchaser, the notices, consents and approvals described in Schedule 3.20, and all other consents and/or waivers under the Contracts that are required,

(e) Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings on business of NCI since December 31, 1999;

(f) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

(g) No Material Damage. No material damage by fire or other hazard to the whole or any material part of the property or assets of NCI shall have occurred from the date hereof to the Time of Closing;

(h) Due Diligence. The Purchaser shall have completed its due diligence review of the assets, property, business and financial condition of NCI and the Business and shall be satisfied with the results thereof,

(i) Directors and Officers of NCI. On or before Time of Closing, the Seller will take steps necessary to increase its Board size of NCI to five (5) seats. The Purchaser shall have the right to name three directors of NCI at Closing. The current management of NCI shall retain the right to appoint all other directors and officers of NCI, and the current managment of NCI shall continue to be in charge of the day-to-day business and operations of NCI, which shall be conducted in the ordinary course of business, consistent with the business plan that has been delivered to Purchaser. Any actions other than in the ordinary course of business shall require the prior written consent and approval of Purchaser and Purchaser’s board representatives;

(j) Board Approval. This Agreement and the transactions contemplated by this Agreement shall have been approved by the board of directors of the Purchaser;

    Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, and all legal matters relating to the purchase of the Purchased Shares including title of the Seller to the Purchased Shares, shall have been approved as to form and legality by Purchaser’s Counsel.
    Evaluation Opinion. The Purchaser shall have received an evaluation opinion in the form satisfactory to Purchaser confirming the value of NCI necessary to determine the Purchase Price and shall be satisfied in its discretion of the fairness of such opinion.

(m) Employment Agreements. Contemporaneous with the Closingof this Agreement the employment agreements shall be tendered by Purchaser on terms and conditions commensurate with the responsibilities to be undertaken by the management of Seller and shall include a fringe benefit package. Seller shall insure that the following individuals enter into said employment agreements, Kiel McIver and Dan Montgomery. Terms of of said employment agreements shall be agreed upon by all parties prior to closing..

If any of the conditions contained in this Section 7.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Seller, terminate this Agreement and the obligations of the Seller and the Purchaser under this Agreement, other than the obligations contained in section- 11.1, 11.2, 11.3, 11.4 and 11.5.

7.2 Conditions of Closing in Favor of the Seller: The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Seller, to be fulfilled or performed at or prior to the time of Closing.

    Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of a senior officer of the Purchaser dated the Closing Date to that effect shall have been delivered to the Seller, such certificate to be in form and substance satisfactory to the Seller, acting reasonably;

                b. Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by                       the Purchaser at or before the Time of Closing shall have been complied with or performed in all respects (each                       and every one of which is hereby deemed to be a condition of closing) and a certificate of the Purchaser dated                        the Closing Date to that effect shall have been delivered to the Seller, such certificate to be in form and                        substance satisfactory to the Seller, acting reasonably;

                c.  Regulatory Consents. There shall have been obtained, from all appropriate federal, provincial, municipal or                       other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates,                        registrations and authorizations as:

    are required by law to be obtained by the Purchaser to permit the change of ownership of the Purchased Shares contemplated hereby including those described in Schedule 3.20; and
    are required to be obtained by the Purchaser, including without limitation, those described in Schedule 4.3.

(d) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase sale of the Purchased Shares contemplated hereby; and

(e) Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement or instrumentals thereto, shall have been approved as to form and legality by the Sellers’ Counsel, acting reasonably.

                    (f) Management of NCI. The management of NCI shall remain with the Seller with day-to-day operational                       control in accordance with budgets prepared by management and approved by the Board of Directors of                       Purchaser from time to time. No increase in salary, the payment of benefits, bonuses, dividends or other form                        of   compensation shall be effective unless approved in writing of the Board of Purchaser.

If any of the conditions contained in this Section 7.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Seller acting reasonably, the Seller may, by notice to the Purchaser, terminate this Agreement and the obligations of the Seller and the Purchaser under this Agreement other than the obligations contained in section 11.1, 11.2, 11.3, 11.4 and 11.5.

ARTICLE VIII

CLOSING ARRANGEMENTS AND CONDUCT AFTER CLOSING

8.1 Place of Closing. The closing shall take place at the Time of Closing at the offices of counsel for the Purchaser, but may be completed by facsimile signature pages being transmitted with originals to follow, provided that the Purchased Shares and the Payment Shares be delivered by overnight courier not later than June 30, 2000.

8.2 Transfer: At the Time of Closing, upon fulfillment of all the conditions set out in

Article VII that have not been waived in writing by the Purchaser or the Seller, the Seller shall deliver to the Purchaser certificates respecting all the Purchased Shares, duly endorsed in blank for transfer, subject to the rules and regulations under the Securities Act, and will cause transfers of such shares to be duly and regularly recorded in the name of the Purchaser, or its nominee(s), subject to all other terms and conditions hereof being complied with, payment of the Purchase Price shall bc paid and satisfied to the Seller in the manner provided in Section 2.3 hereof and the Payment Shares shall be delivered to the Seller’s Counsel, to be held in escrow, subject to the Escrow Agreement and the satisfaction of the conditions precedent and subsequently provided herein.

8.3 Further Assurances. Each party shall, from time to time subsequent to the Closing Date, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby. Seller will cooperate with the Purchaser in connection with the preparation by the Purchaser of any financial statement for NCI for any period prior to closing.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification by the Seller: Seller shall and does hereby jointly and severally agree to indemnify and hold harmless the Purchaser from all Losses suffered or incurred by the Purchaser or NCI as a result of or arising directly or indirectly out of or in connect with:

    any material breach by the Seller of or any inaccuracy of any representation or warranty of the Seller contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto provided that the Seller shall not be required to indemnify or save harmless the Purchaser in respect of any breach or inaccuracy of any representation or warranty unless the Purchaser shall have provided notice to the Seller in accordance with Section 11.2 on or prior to the expiration of the applicable time period related to such representation and warranty set out in Section 5.1;
    any breach or non-performance by the Seller of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

9.2 Indemnification by the Purchaser. The Purchaser shall and does hereby agree to indemnify and hold harmless the Seller from all Losses suffered or incurred by the Seller as a result of or arising directly or indirectly out of or in connection with:

(a) any breach by the Purchaser of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto provided that the Purchaser will not be required to indemnify and save harmless Seller in respect of any breach or inaccuracy of any representation or warranty unless Seller shall have provided notice to the Purchaser in accordance with Section 11.2 on or prior to expiration of the applicable time period related to such representation and warranty set out in Section 5.1. and

(b) any breach or non-performance by the Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

ARTICLE X

TERMINATION

1. Termination: This Agreement may be terminated at any time prior to the Time of Closing by the mutual consent of the Seller and the Purchaser. Further, following the Closing, this Agreement may be terminated in accordance with the terms and provisions of this Agreement.

10.2 Procedure and Effect of Termination: In the event of termination of this Agreement pursuant to section 10.1, this Agreement shall become void and have no force or effect. Both the Purchaser and the Seller will take steps to return to the other all Payment Shares, Purchased Shares, any money advanced by Purchaser or as a result of Purchaser's efforts, and all property or other things of value exchanged as part of this Agreement for the purpose of return each Party hereto to the status quo ante.

ARTICLE XI

MISCELLANEOUS

11.1 Confidentiality of Information: In the event that the transactions contemplated herein are not consummated for any reason, and except as otherwise authorized by the Seller, neither the Purchaser nor its representatives, agents or employees shall disclose to third parties, directly or indirectly, any confidential information or confidential data relating to NCI or the Business discovered by the Purchaser or its representatives as a result of the Seller and NCI making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein.

11.2 Notices:

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or transmitted by telecopy or similar means of recorded electronic communication addressed as follows:

    if to Sellers:

Attention: Brent Martin, Esq.

Farrel & Martin

Attorneys at Law

300 St. Peters Centre Blvd., Suite 130

St. Peters, MO 63376

Telecopier No: (636) 939-0507

(ii) if to the Purchaser:

Attention: Jerrold R. Hinton, President/CEO

110 North Center Street, Suite 202

Hickory, NC 28601

Telecopier No.: 828-322-3798

Copy to Thomas J. Craft. Jr., Esq.

301 Clematis Street, Suite 3000

Palm Beach Gardens, FL 33401

Telecopier No.: 561-655-3202

(b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day).

(c) Any Party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 11.2.

11.3 Commissions. Seller shall and does hereby indemnify and hold harmless the Purchaser from and against all losses suffered or incurred by the Purchaser in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who has acted for or on behalf of the Seller .

11.4 Public Announcements.. The Parties shall consult with each other before issuing any press release or malting any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither the Seller nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood that the rules and regulations promulgated under the '34 Act must be satisfied by all parties to this Agreement and the disclosure requirements under the '34 Act and the Securites Act shall be complied with in connection with all disclosure requrements thereunder.

11.5 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective successors and permitted assigns. Subject to the following, no Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties. Notwithstanding the foregoing, the Purchaser may assign its rights under this Agreement in whole or in part to an Affiliate; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder.

11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

11.7 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject manner hereof except as herein provided.

11.8 Time of Essence. Time shall be of the essence of this Agreement.

11.9 Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Florida, and each Party hereby irrevocably and unconditionally submits to the jurisdiction of the courts of such province and all courts competent to hear appeals therefrom. Venue shall be in the 15th Judicial Ciruit in and for Palm Beach County, FL.

11.10 Severability. If any provision of this Agreement is determined to be invalid or unenforceable by an arbitrator or a court of competent jurisdiction from which no further appear lies or is taken, that provision shall be deemed to be severed here from, and the remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

11.11 Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. So waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

11.12 Costs. Each of the Parties shall be responsible for all costs (including legal costs and those of investment advisors retained by any of the Parties) incurred by them in connection with the preparation of this Agreement and the completion of the transactions contemplated hereby. The costs incurred by or on behalf of NCI shall be paid by NCI.

11.13 Purchase Option. For a period of one (1) year and one (1) day from the date of this Agreement, should the Purchaser desire to sell, or receive a bona fide offer from a third party to purchase NCI, Purchaser hereby grants to the Seller a right of first refusal to purchase NCI by matching any offer to purchase NCI from a third party provided the Seller and/or any its employees have not accepted Purchase Shares as set forth in Section 2.3 and/or Section 7.1(m) of this Agreement. This exercise of the right given hereby must be closed within thirty (30) of receipt by Sellers of written notice that such third party offer has been received by Purchaser. This right is cummulative and must be exercised by all of the the Sellers to be accepted

IN WITNESS WHEREOF this Agreement has been executed by the Parties.

AMERICAN DIVERSIFIED GROUP, INC.
By:____________________________________
Name:_______________________
Title:___________________________________
Witness:________________________________

NCI TELECOM, INC.
By:____________________________________
Name:_______________________
Title:___________________________________
Witness:________________________________

SHAREHOLDERS
Name:__________________________________ Witness:_________________________
Name:__________________________________ Witness:_________________________
Name:__________________________________ Witness:_________________________
Name:__________________________________ Witness:_________________________